CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2020 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended October 31, 2020 of AMG Managers DoubleLine Core Plus Bond Fund, AMG Managers Fairpointe Mid Cap Fund, AMG Managers LMCG Small Cap Growth Fund, AMG Managers Montag & Caldwell Growth Fund, AMG Managers Pictet International Fund, and AMG Managers Silvercrest Small Cap Fund, six of the funds constituting AMG Funds IV. We also consent to the references to us under the headings “Financial Statements”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2020 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended October 31, 2020 of AMG River Road Dividend All Cap Value Fund, AMG River Road Focused Absolute Value Fund, AMG River Road Long-Short Fund, AMG River Road Small-Mid Cap Value Fund, and AMG River Road Small Cap Value Fund, five of the funds constituting AMG Funds IV. We also consent to the references to us under the headings “Financial Statements”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2021